UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2014

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 798-1215

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

(a)	AngioDynamics’ Annual Meeting of Shareholders was held on October 28, 2014.

(b)	Shareholders voted on the matters set forth below.

1.	The nominees for election to the Board of Directors were elected, each as a Class II director to serve until the 2017 Annual Meeting of Shareholders, based upon the following votes:

Nominee	Votes For	Withheld	Broker Non Votes

Joseph M. DeVivo	30,784,361	354,155	2,969,502

Howard W. Donnelly	30,778,521	359,995	2,969,502

Sriram Venkataraman	27,744,110	3,394,406	2,969,502

2.
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2015 was approved based upon the following votes:

Votes for approval	33,703,988
Votes against	386,939
Abstentions	17,091
There were no broker non-votes for this item.

3.	The proposal to approve, on an advisory basis, AngioDynamics’ executive compensation for its named executive officers was approved based upon the following votes:

Votes for approval	29,789,194
Votes against	1,051,132
Abstentions	298,190
Broker non votes	2,969,502

4.	The proposal to approve an amendment to the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan was approved based upon the following votes:

Votes for approval	28,710,153
Votes against	2,411,637
Abstentions	16,726
Broker non votes	2,969,502

5.	The proposal to approve an amendment to the AngioDynamics, Inc. Employee Stock Purchase Plan was approved based upon the following votes:

Votes for approval	30,922,290
Votes against	206,064
Abstentions	10,162
Broker non votes	2,969,502

6.	The proposal to approve an amendment to the AngioDynamics, Inc. Amended and Restated Certificate of Incorporation was approved based upon the following votes:

Votes for approval	31,043,767
Votes against	2,974,950
Abstentions	89,301
Broker non votes	2,969,502

(c)	Not applicable.

(d)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: October 31, 2014	By:	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Senior Vice President and
General Counsel